Exhibit 3.1

GLOBAL BACKBONE TECHNOLOGY, LTD (the Company)

Written resolutions of the sole director

1.	Memorandum and articles of association

1.1	The sole director notes that:

(a)	the Company was incorporated on 12 May 2020;

(b)	Mourant Nominees (Cayman) Limited was the subscriber (Mourant Nominees) to the Company’s memorandum of association; and

(c)	under the Company’s memorandum and articles of association (the M&A), the Company’s authorised share capital is US$10,100 divided into 100,000,000 ordinary shares with a par value of US$0.0001 each and 1,000,000 shares with a par value of US$0.0001 each.

1.2	The sole director confirms that she has received and reviewed copies of the Company’s certificate of incorporation and the M&A.

2.	Section 165 of the Companies Law

2.1	The sole director notes that Mourant Nominees has executed and filed a declaration (the Declaration) pursuant to section 165 of the Companies Law (as amended) (the Companies Law) to the effect that the operation of the Company is intended to be conducted mainly outside the Cayman Islands.

2.2	The sole director resolves that the Declaration is approved, ratified and confirmed in all respects.

3.	Appointment of the sole director

3.1	The sole director notes that she was appointed as the sole director of the Company on 12 May 2020 by a written resolution passed by Mourant Nominees in its capacity as the holder of the Subscriber Share (defined below).

3.2	The sole director confirms that she has consented to act as the sole director of the Company subject to, and with the benefit of, the provisions of the M&A (as amended or amended and restated from time to time).

4.	Registered office

4.1	The sole director notes that the Company was incorporated with its registered office at the offices of Mourant Governance Services (Cayman) Limited (MourantGS), 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands.

4.2	The sole director confirms that she has received and reviewed a registered office agreement between the Company and MourantGS (the ROA).

4.3	The sole director resolves that:

(a)	the sole director is authorised to execute and deliver on behalf of the Company the ROA in the form reviewed by the sole director; and

(b)	the ROA be valid, conclusive, binding on and enforceable against the Company when executed and delivered in the manner authorised by these resolutions.

5.	Annual return filings

The sole director resolves that MourantGS is authorised and instructed to sign (as authorised signatory for the Company) and to file with the Registrar of Companies (the Registrar) the annual return form for the Company that is required to be filed with the Registrar each year.

6.	Share certificates

6.1	The sole director resolves that the standard MourantGS form of share certificate is adopted as the Company’s form of share certificate.

6.2	The sole director notes that it is not currently intended that the Company issue any share certificates unless they are specifically requested by shareholders.

7.	Financial year

The sole director resolves that the financial year of the Company end on 31 December in each year, the first financial year to end on 31 December 2020.

8.	Legal counsel

The sole director resolves that the appointment of Mourant Ozannes as legal counsel to the Company as to matters of Cayman Islands law on their usual terms and conditions of engagement is approved, ratified and confirmed in all respects.

9.	Appointment of bankers

The sole director resolves that the sole director:

(a)	may appoint any bank or financial institution to be the bankers to the Company;

(b)	is authorised to open one or more bank accounts in the name of the Company with any such bank or financial institution (the standard resolutions required concerning such accounts being adopted as if set out in these resolutions in full); and

(c)	is appointed as the authorised signatory with respect to each of those accounts and is authorised to execute the mandate relating to any of them.

10.	Subscriber Share

10.1	The sole director notes that, when the Company was incorporated, it issued one share (the Subscriber Share) to Mourant Nominees.

10.2	The sole director resolves that:

(a)	the issuance of the Subscriber Share is approved, ratified and confirmed in all respects;

(b)	the Subscriber Share is to be purchased by the Company at par immediately after each issuance of additional shares in the Company approved in paragraph 12.2(a) below; and

(c)	the Company’s registered office provider is authorised and instructed to make all necessary changes to record the Company’s purchase of the Subscriber Share at the time mentioned above.

11.	BOR

11.1	The sole director notes that:

(a)	Cayman Islands law requires certain companies to maintain a beneficial ownership register (a BOR) unless they fall within certain categories of companies which are exempted from the obligation to maintain a BOR;

(b)	the Company does not fall within an exemption to the BOR requirement and is required to maintain a BOR at its registered office in the Cayman Islands in accordance with the Companies Law;

(c)	under the Companies Law, the Company is required to:

(i)	take reasonable steps to identify its beneficial owners in accordance with the Companies Law;

(ii)	provide the required particulars regarding its beneficial owners to its registered office provider once that information has been confirmed;

(iii)	provide its registered office provider with any news information in respect of the Company’s beneficial owners in order to keep its BOR up to date; and

(iv)	engage a corporate services provider to assist with the establishment and maintenance of its BOR; and

(d)	failure to establish and maintain a BOR in accordance with the Companies Law may result in financial penalties being imposed on the Company and its directors.

11.2	The sole director also notes that the Company has engaged MourantGS to maintain its BOR at the Company’s registered office.

11.3	The sole director resolves that:

(a)	the establishment and maintenance of a BOR by the Company in accordance with the Companies Law are approved;

(b)	the engagement of MourantGS to maintain the Company’s BOR is approved, ratified and confirmed in all respects;

(c)	the sole director is authorised to take any action the sole director considers to be necessary or desirable in connection with the establishment and maintenance of the Company’s BOR;

(d)	the sole director is authorised to prepare, approve, sign, execute (under hand or seal) and deliver on behalf of the Company any document required in connection with the establishment and maintenance of the Company’s BOR (each, a BOR Document), including, without limitation:

(i)	any notice required to be sent by the Company to any of its beneficial owners; and

(ii)	any notice required to be sent by the Company to MourantGS in order to allow MourantGS to update the BOR in accordance with the Companies Law;

(e)	each BOR Document may be in any form approved by the sole director; and

(f)	each BOR Document is to be valid and binding on the Company when it has been executed and delivered in the manner authorised by these resolutions.

12.	Issuance of shares

12.1	The sole director notes that:

(a)	the sole director has received and reviewed a subscription letter (a Subscription Letter) from each person (an Applicant) listed in the table set out in Annex A to these resolutions (the Share Subscription Table) under which that Applicant has subscribed for the number of ordinary shares in the Company set out against that Applicant’s name in the Share Subscription Table for the subscription price set out against that Applicant’s name in the Share Subscription Table; and

(b)	under each Subscription Letter, the relevant Applicant has agreed to pay the relevant subscription price in full to the Company on the date on which the Applicant receives a written request from the Company to do so or any later specified in the request.

12.2	The sole director resolves that:

(a)	the number of ordinary shares in the Company set out against each Applicant’s name in the Share Subscription Table is to be issued to that Applicant for the subscription price set out against that Applicant’s name in the Share Subscription Table and credited as fully paid;

(b)	the Company’s registered agent is authorised and instructed to make all necessary entries in the Company’s register of members to record the issue of the relevant number of ordinary shares to each Applicant;

(c)	if an Applicant requests one, a share certificate for that Applicant’s ordinary shares is to be issued to that Applicant; and

(d)	the sole director is authorised to execute (under hand or seal) and deliver any share certificate in the name of the relevant Applicant.

13.	General authorisations

The sole director resolves that:

(a)	Additional Documents: the sole director is authorised to prepare, approve, execute (under hand or seal), give and/or deliver on behalf of the Company any other document of any nature (each, an Additional Document), including, without limitation, any:

(i)	notice, certificate, instruction, waiver, form or release;

(ii)	fee letter or engagement letter;

(iii)	letter of appointment for any agent (including any process agent), power of attorney or document which contains an appointment of an agent or a power of attorney; and

(iv)	document which supplements or amends (whether or not in any material way) any other Additional Document after that other Additional Document has been executed,

the sole director considers, and in any form the sole director considers, to be necessary or desirable in connection with any part of the subject matter of these resolutions;

(b)	Delegation: the sole director is authorised to delegate in writing (by power of attorney, email or otherwise) any of the powers conferred on the sole director by these resolutions to any person(s) and on any terms the sole director thinks fit;

(c)	Further actions: the sole director is authorised to do (or cause to be done) all other acts and things the sole director considers to be necessary or desirable in connection with any part of the subject matter of these resolutions; and

(d)	Ratification: any action taken by any attorney, director, officer, employee or agent of the Company in connection with the any part of the subject matter of these resolutions prior to the date of these resolutions is approved, ratified and confirmed in all respects as an act of the Company.

[The signature page follows]

Signature

Dexiu Wu
Sole Director

Date:

Annex

Share Subscription Table

No.	Name and address of applicant for shares	Number of ordinary shares	Subscription price
1	Wu Dexiu Room 2910, Building 2, No. 206, Tongbai Road, Zhongyuan District, Zhengzhou City	400,000	$40.00
2	Hong Chun No.92 Nanzaoyuan Street, Weihui City	1,200,000	$120.00
3	Shi Shiping Room 0527, Unit 3, Building 7, No. 3, Mazhuang Street, Zhengdong New District, Zhengzhou City	1,482,000	$148.20
4	Qin Li Room 2703, Building 2, No. 206, Tongbai Road, Zhongyuan District, Zhengzhou City	383,000	$38.30
5	Yin Huijie Room 0604, Building 2, No. 206, Tongbai Road, Zhongyuan District, Zhengzhou City	400,000	$40.00
6	He Baodi Room 1502, Unit 1, Building 3, Qifu Mingdu, Zhongyuan District, Zhengzhou City	400,000	$40.00
7	Cao Naihua Room 803, Unit 1, Building 11, Donglin lake, Donglin Temple Village, Jiayu Town, Xingyang City, Henan Province	50,000	$5.00
8	Zhang Xiuling Room 101, Unit 4, Building 2, Qifu Mingdu, No. 126 Zhongyuan Middle Road, Zhongyuan District, Zhengzhou City	25,000	$2.50

9	Zhang Jiaming Room 601, Unit 1, Building 1, Wanfu Garden, Luohe Road, Zhongyuan District, Zhengzhou City	20,000	$2.00
10	Hou Hongzhang Room 042, No. 7 Unit, No. 109 Building, Ruida Road, Zhengzhou High-tech Development Zone	10,000	$1.00
11	Li Zhiqing Room 1505, Building 7, Yuwan North District, Rongcheng City, Shandong Province	10,000	$1.00
12	Wang Ailian Room4-3-1, No 17, Xiezuo Road, Zhongyuan District, Zhengzhou City	20,000	$2.00
13	Li Junming No. 9, Section 15, Wanzitou Village, Pingchao Town, Tongzhou City, Jiangsu Province	358,000	$35.80
14	Xiong Yaxu Room 810, Unit 2, Building 23, Phase IV, Phoenix Garden, Honggu Tan New District, Nanchang City, Jiangxi Province	305,000	$30.50
15	Li Wenmei No. 2, 9th floor, 39 Xiuling Street, Ganjingzi District, Dalian City	226,000	$22.60
16	Liu Xiaofeng No.1 group, Pingdu Village, Heihe City, Heilongjiang Province	226,000	$22.60
17	Zhang Xinyu Room 801, No. 1 Unit, Building 2, Dora Coast, PingAn West Street, Baiyu District, Yingkou City, Liaoning Province	14,000	$1.40

18	Tang Limi Room 1904, No.2 Unit, Building 18, Wankecheng, Fengman District, Jilin City, Jilin Province	14,000	$1.40
19	Shi Liting Room 08, Floor 4, Unit 4, Building 3, No. 6 Hongqi Road, Jinshui District, Zhengzhou City	10,000	$1.00
20	Liu Yu unit 3, building 3, no.6, Tianji city central garden district, Weicheng district, Zhumadian city, Henan province	10,000	$1.00
21	Liu Penghui Room 2114, unit 1, no.9, youth capital, Zhuoda sun city, Luancheng district, Shijiazhuang, Hebei province	15,000	$1.50
22	Fan Qichao Room 106, no.7 Building, Economic Park, Huanghe Road, High-tech Zone, Baotou City, Neimenggu Province	10,000	$1.00
23	Liu Lu No.2, 80mudi village, Huqiao Xiang, Huixian City, Henan Province	6,000	$0.60
24	Ma Ting No.90,group 1, Hexi Zhaoziran village, Linpio town, Dengzhou, Henan province	4,000	$0.40
25	Fu Chengyu No.9, Building 30, Liuchang East Street, Zhongyuan District, Zhengzhou City	2,000	$0.20
26	WP Precessing LLC 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067 United States of America	2,400,000	$240.00